Exhibit 99.1

Magnolia Oil & Gas Corporation Announces Third Quarter 2018 Results and Delivers on Business Model Objectives

HOUSTON, TX, November 13, 2018 - Magnolia Oil & Gas Corporation (“Magnolia” or the “Company”) (NYSE: MGY) today announced its financial and operational results for the third quarter of 2018. The Company reported net income attributable to Class A Common Stock of $6.7 million in the two-month Successor Period ended September 30, 2018, and $46.7 million in the July 2018 Predecessor Period. Net income attributable to Class A Common Stock adjusted for transaction related items of $26.6 million after tax in the Successor Period was $33.3 million.

Third Quarter and Year-to-Date 2018 Highlights:

•

Pro forma reported net income attributable to Class A Common Stock, which excludes costs attributable to the transaction and combines the operations of the Karnes County Business, the Giddings Assets and the Subsequent GulfTex Assets, was $57.9 million and $151.3 million for the three and nine months ended September 30, 2018, respectively.

•

Total production averaged 55.2 thousand barrels of oil equivalent per day (“Mboe/d”) on a pro forma basis for the third quarter of 2018, or an 11 percent sequential increase compared to the second quarter 2018.

•	Third quarter 2018 production in the Giddings Field grew to 13.8 Mboe/d from 10.0 Mboe/d in the second quarter 2018, largely as a result of the completion of new wells.

•

We are increasing pro forma full year 2018 production guidance to 53 Mboe/d versus our prior outlook of 50 Mboe/d. Further, we expect average production during the fourth quarter of 2018 to be 59 Mboe/d resulting in sequential growth of 7 percent compared to the third quarter 2018. Our estimated drilling and completion capital expenditures for 2018 of 50 to 55 percent of full year EBITDAX remains unchanged.

•

Pro forma EBITDAX was $216.3 million for the third quarter of 2018 and $574.7 million for the first nine months of 2018 with drilling and completions capital expenditures of $111.7 million during the third quarter of 2018 and $284.8 million (approximately 50% of EBITDAX) for the first nine months of 2018.

•	The average realized oil price was $72.55 per barrel on a pro forma basis for the third quarter of 2018, or 105% of the average NYMEX WTI benchmark price during the period.

•

Generated pretax operating margins of $11.60 per Boe or 23 percent on a GAAP basis and adjusted operating margin of $21.12 per Boe or 41 percent during the two month Successor Period ending September 30, 2018.

•

Closed on the acquisition of substantially all of the South Texas Assets of Harvest Oil & Gas Corp. for $133.3 million of cash and 4.2 million shares of Class A Common Stock. The transaction added approximately 114,000 net acres to our Giddings Field position and 15 net undrilled locations to our core Karnes County inventory.

•	Magnolia ended the third quarter with $36.7 million of cash, $388.3 million of long-term debt on the balance sheet, and an undrawn revolving credit facility with $550.0 million of capacity.

“The South Texas oil and gas properties that we acquired from EnerVest performed exceptionally well during Magnolia’s first period of ownership, providing better than expected results across both the Karnes County and Giddings Field assets,” said Magnolia Chairman, President and CEO, Steve Chazen. “Our strategy and business model was to establish a company whose basic characteristics would appeal to generalist investors - this includes generating real earnings from the start, achieving high full-cycle and pretax operating margins, spending within 60 percent of our gross cash flow drilling wells in order to achieve moderate growth of 10 to 15 percent per year, and finally, maintaining a strong balance sheet with low leverage.”

“We are pleased to report that our results are delivering on our business model objectives. On a pro forma basis, our production for the third quarter of 2018 grew 59 percent organically compared to the prior year period. We achieved this growth while spending approximately 50 percent of our gross cash flow on drilling and completing wells, allowing us to generate a meaningful amount of free cash flow. Our pro forma EBITDAX of $574.7 million for the first nine months is running at a pace that is well ahead of what we had forecasted when we announced the original transaction to form Magnolia earlier this year. We continue to evaluate several small bolt-on asset acquisition opportunities that fit our business model and are accretive to the value of our stock.”

Operational Update

Third quarter 2018 total average daily production volumes were 55.2 Mboe/d on a pro forma basis compared to 33.5 Mboe/d for the third quarter of 2017. The Karnes County assets produced an average of 41.4 Mboe/d in the third quarter of 2018, representing a production increase of 69 percent over the third quarter of 2017, while production from the Giddings Field assets averaged 13.8 Mboe/d in the third quarter of 2018, nearly doubling the production from the prior period in 2017.

During the third quarter of 2018, the Company operated three drilling rigs, with two rigs in Karnes County and one rig in the Giddings Field. The Company will continue to utilize one completion crew through 2018. The drilling program is designed to provide flexibility to opportunistically adjust activity between Karnes County and Giddings Field and to maximize development and completion efficiencies.

Updated Guidance

We anticipate that our assets will generate further volume growth as we exit 2018, and as a result of our continued development program, strong drilling results, and higher non-operated activity. Fourth quarter 2018 total production is expected to average approximately 59 Mboe/d. This should allow us to generate full-year 2018 production of approximately 53 Mboe/d, which is above our previous guidance of 50 Mboe/d. Further sequential growth is expected in the Giddings Field as additional wells are completed and brought on line, with fourth quarter volumes estimated at approximately 17 Mboe/d. We continue to expect that our drilling and completion capital expenditures will be in a range of 50 to 55 percent of our full year 2018 EBITDAX, in line with our latest guidance.

Looking into 2019, we expect that our total capital spending will be in the range of 50 to 60 percent of our total EBITDAX for the year, in line with our business model. We plan to add a second rig in the Giddings Field in the early part of 2019 to further appraise and delineate our sizable net acreage position.

Upcoming Investor Conference

Magnolia’s senior management is scheduled to participate in the Bank of America/Merrill Lynch’s Global Energy Conference on November 14th and 15th in Miami.

Basis of Presentation

On July 31, 2018, the Company completed its acquisition of certain oil and natural gas assets located primarily in Karnes County (the “Karnes County Business”) and the Giddings Field (the “Giddings Assets”), collectively the “Business Combination,” in South Texas from affiliates of EnerVest, Ltd. (including its affiliates, “EnerVest”). The Karnes County Business was deemed the “Predecessor” for periods prior to the business combination (the “Predecessor Period”), which do not include the consolidation of the Company and the Giddings Assets, while the period after the Business Combination (the “Successor Period”), includes the Karnes County Business and the Giddings Assets. Therefore, the Company’s financial information prior to the Business Combination is not comparable to its financial information subsequent to the Business Combination. The 2018 pro forma financial information set forth in this press release gives pro forma effect to the Business

Combination as if it occurred on January 1, 2017 and includes the results of the Karnes County Business and the historical statements of revenues and direct operating expenses for the Giddings Assets, as well as the historical revenues and direct operating expenses of the “Subsequent Gulftex Assets” for the period from January 1, 2018 to February 28, 2018. The 2017 pro forma financial information set forth in this press release gives pro forma effect to the Business Combination as if it occurred on January 1, 2017 and includes the results of the Predecessor, the Giddings Assets, the Subsequent Gulftex Assets, and the Subsequent BlackBrush Assets for the period from January 1, 2017 to January 31, 2017.

Magnolia reported earnings attributable to Class A Common Stock of $6.7 million or $0.04 per diluted common share for the Successor Period of 2018. Magnolia reported net income of $25.5 million which includes noncontrolling interest of $18.8 million related to Class B Common Stock issued to certain affiliates of EnerVest in connection with the Business Combination. As of September 30, 2018, the noncontrolling interest ownership was 36.8%.

In the two-month Successor Period, Magnolia incurred a number of one-time cash charges including transaction costs associated with the Business Combination of $22.4 million, a one time purchase related to continuation of a seismic license of $11.0 million, and a lump sum payment of $26.0 million to the Giddings Sellers to fully settle an earnout payment.

Quarterly Report on Form 10-Q

Magnolia’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the three months ended September 30, 2018, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on November 13, 2018.

Conference Call and Webcast

Magnolia Oil and Gas will host an investor conference call on Tuesday, November 13, 2018 at 10:00 a.m. Central (11:00 a.m. Eastern) to discuss these operating and financial results. Interested parties may join the webcast by visiting Magnolia’s website at www.magnoliaoilgas.com/events-and-presentations and clicking on the webcast link or by dialing 1-877-407-8293. A replay of the webcast will be posted on Magnolia’s website following completion of the call.

About Magnolia Oil & Gas Corporation

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with South Texas operations in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia will focus on generating value for shareholders through steady production growth, strong pre-tax margins, and free cash flow. For more information, visit www.magnoliaoilgas.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Magnolia; (ii) Magnolia’s ability to realize the anticipated benefits of its business combination, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iii) changes in applicable laws or regulations; and (iv) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Definitive Proxy Statement that Magnolia filed on July 2, 2018. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts for Magnolia Oil and Gas Corporation

Investors

Brian Corales

(713) 842-9036

bcorales@mgyoil.com

Media

Art Pike

(713) 842-9057

apike@mgyoil.com

Table 1

Magnolia Oil & Gas Corporation

Operating Highlights (Unaudited)

	Successor	Predecessor	Pro Forma
	July 31, 2018 through September 30, 2018	July 1, 2018 Through July 30, 2018	Three Months Ended September 30, 2018
Production:
Oil (MBbls)	2,023	897	3,018
Natural gas (MMcf)	5,047	1,153	7,036
NGLs (MBbls)	642	160	885

Total (MBoe)	3,506	1,249	5,076

Revenues (in thousands):
Oil sales	$143,202	$68,487	$218,951
Natural gas sales	14,201	3,646	20,253
NGL sales	21,153	4,754	28,455

Total Revenues	$178,556	$76,887	$267,659

Average sales price:
Oil (per Bbl)	$70.79	$76.35	$72.55
Natural gas (per Mcf)	2.81	3.16	2.88
NGL (per Bbl)	32.95	29.71	32.15

Total (per Boe)	$50.93	$61.56	$52.73

NYMEX WTI ($/Bbl)	$68.46	$70.11	$69.02
NYMEX Henry Hub ($/Mcf)	2.90	2.78	2.86
Realization to benchmark:
Oil (per Bbl)	103%	109%	105%
Natural Gas (per Mcf)	97%	114%	101%

Operating Expenses (in thousands):
Lease operating expenses	$11,016	$3,681	$17,538
Taxes other than income	9,351	2,087	12,162
Gathering, transportation and processing	5,746	2,240	8,355
Depreciation, depletion and amortization	67,478	23,157	90,831

Operating costs per Boe:
Lease operating expenses	$3.14	$2.95	$3.46
Taxes other than income	2.67	1.67	2.40
Gathering, transportation and processing	1.64	1.79	1.65
Depreciation, depletion and amortization	19.25	18.54	17.89

Table 2

Magnolia Oil & Gas Corporation

Production (Unaudited)

	Pro Forma	Karnes	Giddings	Pro Forma (1)	Karnes	Giddings
	Three Months Ended September 30, 2018	Three Months Ended September 30, 2018	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Three Months Ended September 30, 2017	Three Months Ended September 30, 2017
Production:
Oil (MBbls)	3,018	2,641	377	1,840	1,562	142
Natural gas (MMcf)	7,036	3,754	3,282	4,239	2,094	1,977
NGLs (MBbls)	885	543	342	531	337	167

Total (MBoe)	5,076	3,810	1,266	3,078	2,248	639

Average daily production volume:
Oil (Bbls/d)	32,804	28,707	4,098	20,000	16,978	1,543
Natural gas (Mcf/d)	76,478	40,804	35,674	46,076	22,761	21,489
NGLs (Bbls/d)	9,620	5,902	3,717	5,772	3,663	1,815

Total (Boe/d)	55,174	41,413	13,761	33,457	24,435	6,946

(1)	2017 Pro Forma includes production attributable to the Subsequent GulfTex Assets which were acquired by the Predecessor on March 1, 2018.

Table 3

Magnolia Oil & Gas Corporation

Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Successor	Predecessor
	July 31, 2018 through September 30, 2018	July 1, 2018 Through July 30, 2018	January 1, 2018 Through July 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
REVENUES
Oil revenues	$143,202	$68,487	$399,124	$72,706	$240,778
Natural gas revenues	14,201	3,646	22,135	6,925	19,436
Natural gas liquids revenues	21,153	4,754	27,927	6,984	18,002

Total revenues	178,556	76,887	449,186	86,615	278,216

OPERATION COST AND EXPENSES
Lease operating expenses	11,016	3,681	23,513	6,180	18,931
Gathering, transportation and processing	5,746	2,240	12,929	3,997	12,238
Taxes other than income	9,351	2,087	23,763	5,823	18,028
Exploration expenses	11,221	40	492	77	383
Asset retirement obligations accretion	391	21	104	87	175
Depreciation, depletion and amortization	67,478	23,157	137,871	27,124	88,844
General & administrative expenses	10,297	1,701	12,710	4,960	13,224
Transaction related costs	22,366	—	—	—	—

Total operating costs and expenses	137,866	32,927	211,382	48,248	151,823

OPERATING INCOME	40,690	43,960	237,804	38,367	126,393

OTHER INCOME (EXPENSE)
Income from equity method investee	309	(345)	711	(84)	(85)
Interest expense	(4,959)	—	—	—	—
Gain (loss) on derivatives, net	—	3,865	(18,127)	(1,648)	1,041
Other income (expense), net	(7,019)	24	(50)	—	(20)

Total other income (expense)	(11,669)	3,544	(17,466)	(1,732)	936

INCOME BEFORE INCOME TAXES	29,021	47,504	220,338	36,635	127,329
Income tax expense	3,538	766	1,785	630	1,967

NET INCOME (LOSS)	25,483	46,738	218,553	36,005	125,362
LESS: Net income attributed to noncontrolling interest	18,775	—	—	—	—

NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK	$6,708	$46,738	$218,553	$36,005	$125,362
NET INCOME PER COMMON SHARE
Basic	$0.04
Diluted	$0.04
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	151,992
Diluted (1)	157,072
WEIGHTED AVERAGE NUMBER OF CLASS B SHARES OUTSTANDING	87,569

(1)	Diluted shares outstanding include the effect of warrants using the treasury stock method.

Table 4

Magnolia Oil & Gas Corporation

Summary Balance Sheet Data (Unaudited)

(in thousands)

	Successor	Predecessor
	September 30, 2018	December 31, 2017
Cash	$36,715	$—
Other current assets	174,998	114,536
Property, plant and equipment, net	3,016,671	1,565,537
Other assets	71,713	8,901

Total assets	$3,300,097	$1,688,974

Current liabilities	$178,072	$81,300
Long-term debt, net	388,343	—
Other long-term liabilities	90,673	9,836

Stockholders’ equity
Noncontrolling interests	991,959	—
Common stock	25	—
Additional paid in capital	1,647,905	—
Retained earnings	3,120	—
Parents’ net investment	—	1,597,838

Total liabilities and equity	$3,300,097	$1,688,974

Table 5

Magnolia Oil & Gas Corporation

Pro Forma Condensed Statement of Operations (Unaudited)

(in thousands)

	Pro Forma (1)
	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Total Revenues	$267,659	$723,768
Operating Costs and Expenses	143,176	396,086

Operating Income	124,483	327,682
Other Income (Expense)	(7,316)	(21,430)

Income Before Income Tax Expense	117,167	306,252
Income tax expense	16,138	42,183

Net Income	101,029	264,069
Less: Net income attributed to noncontrolling interest	43,138	112,753

Net Income attributable to Class A Common Stock	$57,891	$151,316

Capital Expenditures
Leasehold Acquisition	$1,617	$3,833
Drilling, Completion and Facilities	111,745	$284,825

(1)	Pro forma information is calculated in accordance with ASC 805.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

(in thousands)

Reconciliation of net income attributable to Class A Common Stock to EBITDAX

In this press release, we refer to pro forma EBITDAX, a supplemental non-GAAP financial measure that is used by management and external users of our consolidated and combined financial statements, such as industry analysts, investors, lenders and rating agencies. We define pro forma EBITDAX as pro forma net income (loss) before pro forma interest expense, income taxes, depreciation, depletion and amortization and accretion of asset retirement obligations and exploration costs. Pro forma EBITDAX is not a measure of net income as determined by GAAP.

We have included Pro Forma Adjusted EBITDAX in the presentation to provide investors with a supplemental measure of our operating performance on a pro forma basis. We believe pro forma EBIDTAX is an important supplemental measure of operating performance for this period because it combines the operations of both the Karnes County and Giddings Field Assets and eliminates items that have less bearing on combined operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. We also believe that securities analysts, investors and other interested parties may use pro forma EBITDAX in the evaluation of our Company.

Our management believes that pro forma EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at pro forma EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Pro forma EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from pro forma EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of pro forma EBITDAX. Our presentation of pro forma EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of pro forma EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of pro forma EBITDAX to pro forma net income, our most directly comparable financial measure calculated and presented in accordance with GAAP:

Table 6

	Pro Forma (1) (Unaudited)
	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018 (1)
Net income attributable to Class A Common Stock	$57,891	$151,316
Net income attributable to noncontrolling interest	43,138	112,753
Income tax expense	16,138	42,183
Interest expense	7,385	22,527
Depreciation, depletion and amortization	90,831	243,262
Exploration expense	322	917
Asset retirement obligation accretion	587	1,762

EBITDAX	$216,292	$574,720

(1)	Pro forma information is calculated in accordance with ASC 805 and includes revenue less direct expense attributable to the Subsequent Gulftex Assets of $22.0 million.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

(in thousands, except per share data)

Reconciliation of net income attributable to Class A Common Stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Class A Common Stock. Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

Table 7

	Successor (Unaudited)
	July 31, 2018 through September 30, 2018	Per Share Diluted EPS
Net income attributable to Class A Common Stock	$6,708	$0.04
Adjustments for certain items affecting comparability(1):
Loss on Giddings earnout (2)	6,700	0.04
Transaction costs	22,366	0.14
Seismic purchase	11,000	0.07
Noncontrolling interest	(6,439)	(0.04)
Change in estimated income tax	(7,062)	(0.04)

Adjusted earnings	$33,273	$0.21

(1)	Includes amounts attributable to Class A Common Stock.
(2)	Loss related to lump sum payment of $26 million to the Giddings Sellers to fully settle an earnout payment.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of operating margin to adjusted operating margin

In this press release, we refer to adjusted operating margin per Boe, a supplemental non-GAAP financial measure that is used by management. We define adjusted operating margin per Boe as total revenues per Boe less operating expenses per Boe adjusted for certain unusual or non-recurring items per Boe that management does not consider to be representative of the Company’s on-going business operations. Management believes that adjusted operating margin per Boe provides relevant and useful information, which is used by our management in assessing the Company’s profitability and comparability of results to our peers.

As a performance measure, adjusted operating margin may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted operating margin and adjusted operating margin per Boe may not be comparable to similar measures of other companies in our industry.

Table 8

Successor
(Unaudited)
(in $/Boe)	July 31, 2018 through September 30, 2018
Revenue	$50.93
Direct operating expenses
Less: Lease Operating Expenses	(3.14)
Less: Gathering, Transportation, and Processing	(1.64)
Less: Taxes Other Than Income	(2.67)
Less: Exploration Expense	(3.20)
Less: General & Administrative expense	(2.94)
Less: Transaction Related expense	(6.38)

Cash Operating Margin	30.96
Margin (%)	61%

Non-cash expenses
Less: Depreciation, Depletion, and Amortization	(19.25)
Less: Asset retirement obligations accretion	(0.11)

Operating margin	11.60
Margin (%)	23%

Adjustments
Add: Exploration Expense related to seismic license continuation	3.14
Add: Transaction Related expense	6.38

Adjusted operating margin	21.12
Margin (%)	41%